EXHIBIT 99.1
JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Class A Common Stock, par value $0.0001 per share, of Root, Inc. and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

Date: February 12, 2021
SVB Financial Group

By:     /s/ Karen Hon
Name:    Karen Hon
Title:    Chief Accounting Officer

Capital Partners III, L.P.
By: SVB Financial Group, its general partner

By:     /s/ Andrew Olson
Name:    Andrew Olson
Title:    Chief Financial Officer, SVB Capital
SVB Capital Venture Overage, LLC
By: SVB Financial Group, its managing member

By:     /s/ Andrew Olson
Name:    Andrew Olson
Title:    Chief Financial Officer, SVB Capital

Venture Overage Fund, L.P.
By: SVB Capital Venture Overage, LLC, its general partner
By: SVB Financial Group, its managing member

By:     /s/ Andrew Olson
Name:    Andrew Olson
Title:    Chief Financial Officer, SVB Capital